Horizon Technology Finance Provides Third Quarter 2024 Portfolio Update

- HRZN Originates $93.1 Million of New Loans in Q3 -

- HRZN Ends Quarter with Committed Backlog of $189.9 Million -

Farmington, Connecticut – October 9, 2024 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or “Horizon”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital-backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the third quarter ended September 30, 2024 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We made excellent progress in the third quarter with respect to originating new, high-quality investments, as the venture environment continues to show improvement,” said Gerald A. Michaud, President of Horizon and HTFM. “For the quarter, we originated $93.1 million of loans, as our venture debt portfolio returned to meaningful growth. We also significantly increased our committed backlog to $189.9 million of debt investments, providing Horizon with a solid foundation for future lending opportunities. We continue to believe Horizon remains well positioned to deliver additional value to its shareholders.”

Third Quarter 2024 Portfolio Update

Originations

During the third quarter of 2024, HRZN funded a total of $93.1 million of loans, as follows:

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$25.0 million to a new portfolio company, Hometeam Technologies, Inc. (dba Vesta Healthcare), a tech-enabled clinical services company that integrates caregivers, patients and the healthcare delivery system to monitor chronic conditions of high-risk patients.

●	$16.0 million to an existing portfolio company, Spineology, Inc., a developer of anatomy-conserving technology solutions for use in lumbar spinal fusion procedures.
●	$15.0 million to a new portfolio company, GT Medical Technologies, Inc., a developer of a proprietary solution to treat brain tumors.
●	$15.0 million to a new portfolio company, Infobionic, Inc., a developer of an FDA-cleared SaaS remote monitoring system to help treat cardiac arrythmia.
●	$10.0 million to a new portfolio company, Pivot Bio, Inc., a developer of natural microbial products that ensure crops receive essential nitrogen needed to grow.
●	$10.0 million to a new portfolio company, a developer of a connected digital supply chain for custom manufacturing that networks highly-vetted manufacturing partners around the globe.
●	$1.0 million to an existing portfolio company, Swift Health Systems, Inc. (dba InBrace), a developer of teeth straightening technology that provides an alternative to traditional braces and aligners.
●	$0.6 million to an existing portfolio company, a developer of a breathalyzer test to detect recent cannabis use.
●	$0.5 million to an existing affiliated portfolio company, a builder of conservation memorial forests that offer sustainable alternatives to cemeteries.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from four portfolio companies in the third quarter of 2024, consisting of principal prepayments of $37.5 million, compared to $33.8 million of principal prepayments during the second quarter of 2024:

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In July, MyForest Foods Co. (“MyForest Foods”) prepaid its outstanding principal balance of $3.8 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in MyForest Foods.

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In July, Lemongrass Holdings, Inc. (“Lemongrass”) prepaid its outstanding principal balance of $6.2 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Lemongrass.

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In July, Slingshot Aerospace, Inc. (“Slingshot Aerospace”) prepaid its outstanding principal balance of $20.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Slingshot Aerospace.

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In July, with the proceeds of a new loan from the Horizon Platform, Spineology paid its outstanding principal balance of $7.5 million on its venture loan, plus interest and end-of-term payment. HRZN continues to hold warrants in Spineology.

HRZN also received prepayments of principal from two portfolio companies in the aggregate amount of $1.8 million during the third quarter of 2024, compared to $11.4 million of prepayments of principal during the second quarter of 2024.

Principal Payments Received

During the third quarter of 2024, HRZN received regularly scheduled principal payments on investments totaling $12.4 million, compared to regularly scheduled principal payments totaling $11.8 million during the second quarter of 2024.

Commitments

During the quarter ended September 30, 2024, HRZN closed new loan commitments totaling $172.9 million to eight companies, compared to new loan commitments of $12.5 million to two companies in the second quarter of 2024.

Pipeline and Term Sheets

As of September 30, 2024, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $189.9 million to 16 companies. This compares to a Committed Backlog of $137.5 million to 13 companies at HRZN as of June 30, 2024. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $35.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of September 30, 2024, HRZN held a portfolio of warrant and equity positions in 103 portfolio companies, including 92 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a $19.5 billion asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819